                                                                    Exhibit 99.1
                                                                    ------------


                           IRS Determination Letters

                             IRS Approval Letter 1

          Internal Revenue Service                               Department of the Treasury
PLAN DESCRIPTION:       Prototype Standardized Profit Sharing    Washington, DC 20224
                        Plan with CODA

FFN:  50216612201-005   Case:  9401234  EIN:  94-1671384

BPD:  01   Plan:  055   Letter Serial No.:  D247014b             Person to Contact:  Ms. Arrington

     Dean Witter Reynolds Inc.                                   Telephone Number:   (202) 622-8173

     2 World Trade Center, 73rd Floor                            Refer Reply to:     CP:E:EP:Q:ICU

     NEw York, NY 10048                                          Date:  07/07/94

Dear Applicant:

In our opinion, the amendment to the form of the plan identified above does not in and of itself adversely affect the plan's acceptability under section 401 of the Internal Revenue Code. This opinion relates only to the amendment to the form of the plan. It is not an opinion as to the acceptability of any other amendment or of the form of the plan as a whole, or as to the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9, 1989-1 C.B. 780; or (2) after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).

An employer that has adopted a standardized plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a)(4)- 5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

An employer that has adopted a standardized plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.401(a)-4 of the regulations.

The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415; (2) regarding the nondiscriminatory effect of grants of past service; and (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements.

Our opinion does not apply to the form of the plan for purposes of section 401(a) of the Code unless the terms of the plan, as adopted or amended, that pertain to the requirements of sections 401(a)(4), 401(a)(17), 401(l), 410(b) and 414(s) of the Code, as amended by the Tax Reform Act of 1986 or subsequent legislation, (a) are made effective retroactively to the first day of the first plan year beginning after December 31, 1988 (or such other date on which these requirements first became effective with respect to this plan); or (b) are made effective no later than the first day on which the employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

This letter with respect to the amendment to the form of the plan does not affect the applicability to the plan of the continued, interim and extended reliance provisions of section 13 and 17.03 of Rev. Proc. 89-9, 1989-1 C.B. 780. The applicability of such provisions may be determined by reference to the initial opinion letter issued with respect to the plan.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                              Sincerely yours,

                              /s/ Chief, Employee Plans Qualifications Branch

                             IRS Approval Letter 2

          Internal Revenue Service                                    Department of the Treasury
PLAN DESCRIPTION:             Prototype Non-Standardized Profit       Washington, DC 20224
                              Sharing Plan with CODA

FFN:  50316612201-009         Case:  9401246  EIN:  94-1671384        Person to Contact:  Ms. Arrington

BPD:  01  Plan:  009          Letter Serial No.:  D347013b            Telephone Number:  (202) 622-8173

   Dean Witter Reynolds Inc.                                          Refer Reply to:     CP:E:EP:Q:ICU

   2 World Trade Center, 73rd Floor                                   Date:  07/07/94

   New York, NY 10048

Dear Applicant:

In our opinion, the amendment to the form of the plan identified above does not in and of itself adversely affect the plan's acceptability under section 401 of the Internal Revenue Code. This opinion relates only to the amendment to the form of the plan. It is not an opinion as to the acceptability of any other amendment or of the form of the plan as a whole, or as to the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

An employer who adopts the amended form of the plan after the date of the amendment should apply for a determination letter by filing an application with the Key District Director of Internal Revenue on Form 5307, Short Form Application for Determination for Employee Benefit Plan.

This letter with respect to the amendment to the form of the plan does not affect the applicability to the plan of the continued, interim and extended reliance provisions of sections 13 and 17.03 of Rev. Proc. 89-9, 1989-1 C.B.
780. The applicability of such provisions may be determined by reference to the initial opinion letter issued with respect to the plan.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                              Sincerely yours,

                              /s/ Chief, Employee Plans Qualifications Branch